UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 21, 2005
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
     On November 21, 2005, we issued a press release announcing a revision of our borrowing base under our bank credit agreement and the receipt of waivers from the lenders under our bank credit agreement to extend the time to file our financial statements until December 15, 2005. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Section 8 — Other Events
Item 8.01 Other Events.
     Stone has received waivers from the lenders under its bank credit agreement to extend its time to file financial statements until December 15, 2005. Additionally, the participating banks conducted the regularly scheduled semi-annual borrowing base re-determination and Stone’s borrowing base has been renewed at $300 million, a reduction from the previous borrowing base of $425 million. The re-determination includes the impact of Hurricanes Katrina and Rita and our previously announced downward reserve revision. Currently, Stone has $126 million borrowed or committed, leaving $174 million of availability on the new borrowing base.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
99.1	Press release dated November 21, 2005, “Stone Energy Corporation Announces Amended Borrowing Base and Receipt of Waivers from Bank Group.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: November 21, 2005	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 21, 2005, “Stone Energy Corporation Announces Amended Borrowing Base and Receipt of Waivers from Bank Group.”